                                                             EXHIBIT 10.2.2


                   AMENDED AND RESTATED STOCKHOLDERS AGREEMENT


          THIS AMENDED AND RESTATED STOCKHOLDERS AGREEMENT (this "Agreement"), dated this 20TH day of June, 1994, among Warburg, Pincus Investors, L.P., a Delaware limited partnership having its principal offices at 466 Lexington Avenue, New York, New York 10028 ("Warburg"); Mr. John W. Blend, III (the "Executive Stockholder"); The System Works, Inc., a Georgia corporation, having its principal offices at 3301 Windy Ridge Parkway, Marietta, Georgia 30067 (the "Company"); and David P. Welden, as Withdrawing Stockholder (the "Withdrawing Stockholder");

          WHEREAS, Warburg, the Executive Stockholder, the Company and the Withdrawing Stockholder are parties to that certain Stockholders Agreement dated September 16, 1992 (the "Original Agreement");

          WHEREAS, pursuant to the Securities Repurchase Agreement between the Company and the Withdrawing Stockholder, and the Securities Purchase Agreement between the Company and Warburg, each of even date herewith, the Company is repurchasing all of the capital stock of the Company held by the Withdrawing Stockholder, and the Withdrawing Stockholder shall cease to hold any equity interest in and any board or management position with the Company;

          WHEREAS, the parties desire to amend and restate the Original Agreement to reflect that the Withdrawing Stockholder is no longer a stockholder of the Company and is no longer an officer and director of the Company, and to address certain matters relating to the operations of the Company and the disposition of shares of capital stock in the Company;

          NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto hereby agree as follows:

1.    DEFINITIONS

          As used herein, the following terms shall have the meanings indicated:

          (a) "Common Stock" shall mean all of the shares of Common Stock, par value $0.01 per share, of the Company.

          (b) "New Preferred Stock" shall mean all of the shares of Series A Preferred Stock and Series B Preferred Stock.

          (c) "Reclassification" shall mean the reclassification of the Company's outstanding shares of Class A and Class B Common Stock, $0.01 par value per share, into shares of the Company's Common Stock, and the reclassification of the Company's outstanding shares of Series C Preferred Stock and Series D Preferred Stock into Series A Preferred Stock.

          (d) "Series A Preferred Stock" shall mean all of the shares of Preferred Stock, par value $0.01 per share, designated as Series A Preferred Stock.

          (e) "Series B Preferred Stock" shall mean all of the shares of Preferred Stock, par value $0.01 per share, designated as Series B Preferred Stock.

          (f) "Stock" shall mean (i) all of the shares of Common Stock of the Company owned by the Executive Stockholder on the date hereof, (ii) all additional shares of Common Stock and all other shares of capital stock of the Company of any class which may hereafter be issued to the Executive Stockholder,
(iii) all shares of capital stock of any other entity which the Executive Stockholder acquires in respect of his shares of Common Stock or other shares of capital stock covered by this Agreement in connection with any exchange, merger, consolidation or other reorganization to which the Company is a party.

          (g) "Stockholder" shall mean any of Warburg and the Executive Stockholder.


2.   DIRECTORS AND OFFICERS

          (a)  DIRECTORS.

               (i) During the term of this Agreement, while the Executive Stockholder is an employee of the Company, Warburg shall cause the Executive Stockholder to be nominated to the Board of Directors.

               (ii) The Stockholders shall vote their shares in favor of the election of the directors nominated pursuant to the foregoing provisions of this paragraph 2.

               (iii) The foregoing rights shall be personal to the Executive Stockholder and shall not be assignable to any transferee of shares from the Executive Stockholder.

          (b) OFFICERS. All of the officers of the Company shall serve at the discretion and under the general direction of the Board of Directors. Officers shall be elected by majority action of the Board of Directors and may be removed from office, with or without cause, by majority action of the Board of Directors. Subject to the foregoing, simultaneously with the execution of this Agreement, the Board of Directors shall have taken all necessary action to confirm the election of the Executive Stockholder as Executive Vice President of the Company. The Board of Directors shall also from time to time elect such additional officers as shall be consistent with the By-laws of the Company and as in the judgment of the Board of Directors shall be needed for the management of the business of the Company.

          (c) COMPENSATION COMMITTEE. The Board of Directors shall annually select from its members a Compensation Committee consisting of the Chairman of the Board (who shall not vote on matters affecting the Chairman of the Board) and not fewer than two other members who are not officers of the Company, one of whom shall be designated as the chairman of such committee. The Compensation Committee shall also constitute the stock option committee under existing or future stock option plans of the Company and shall award stock options to existing or future management, including the Executive Stockholder, as such committee shall deem appropriate.

3.   EXECUTIVE STOCKHOLDER OBLIGATIONS

          (a) EXTENT OF SERVICES. The Executive Stockholder shall devote substantially all of his time, attention and energies to the business of the Company and shall not, while serving as an officer and director of the Company, be engaged in any other business activity whether or not such business activity is pursued for gain, profit or other pecuniary advantage; but this shall not be construed as preventing the Executive Stockholder from investing his personal assets in businesses which do not compete with the Company in such form or manner as will not require any services on the part of the Executive Stockholder in the operation of the affairs of the companies in which such investments are made and in which his participation is solely that of an investor or, upon notice to the Board of Directors of the Company, from serving on the Boards of Directors of corporations or non-profit entities; and except that the Executive Stockholder may purchase securities in any corporation whose securities are regularly traded provided that such purchase shall not result in his collectively owning beneficially at any time one percent (1%) or more of the equity securities of any corporation engaged in a business competitive to that of the Company.

          (b) DISCLOSURE OF INFORMATION. The Executive Stockholder recognizes and hereby acknowledges that the trade secrets, know-how and proprietary processes owned by the Company as they may exist from time to time are valuable, special and unique assets of the business of the Company, access to and knowledge of which are essential to the performance of the Executive Stockholder's duties as an officer of the Company. The Executive Stockholder will not, during or after the term of his employment by the Company, in whole or in part, disclose such secrets, know-how or processes to any person, firm, corporation, association or other entity for any reason or purpose whatsoever (other than to vendors, customers or other persons in the ordinary course of business under protection of written non-disclosure agreements substantially in the form currently used by the Company), nor shall the Executive Stockholder make use of any such property for his own purposes or for the benefit of any person, firm, corporation or other entity except the Company or a member of the Company) under any circumstances during or after the term of his employment, PROVIDED that the foregoing restriction shall not apply to the extent the Executive Stockholder is required by applicable law or legal process to disclose information and PROVIDED FURTHER that after the term of his employment these restrictions shall not apply to such secrets, know-how and processes which are then in the public domain (provided that the Executive Stockholder was not responsible, directly or indirectly, for such secrets, know-how or processes entering the public domain without the Company's consent).

          (c) INVENTIONS. The Executive Stockholder hereby sells, transfers and assigns to the Company or to any person or entity designated by the Company all of the entire right, title and interest of the Executive Stockholder in and to all inventions, ideas, disclosures and improvements, whether patented or unpatented, and copyrightable material, made or conceived by the Executive Stockholder, solely or jointly, during the term hereof which relate to methods, apparatus, designs, products, processes or devices, sold, leased, used or under consideration or development by the Company or any of its subsidiaries, or which otherwise relate to or pertain to the business, functions or operations of the Company or any of its subsidiaries or which arise from the efforts of the Executive Stockholder during the course of his employment for the Company or any of its subsidiaries. The Executive Stockholder shall communicate promptly and disclose to the Company, in such form as the Company requests, all information, details and data pertaining to the aforementioned inventions, ideas, disclosures and improvements; and the Executive Stockholder shall execute and deliver to the Company such formal transfers and assignments and such other papers and documents as may be necessary or required of the Executive Stockholder to permit the Company or any person or entity designated by the Company to file and prosecute the patent applications and, as to copyrightable material, to obtain copyright thereof. Any invention relating to the business of the Company and disclosed by the Executive Stockholder within one year following the termination of this Agreement shall be deemed to fall within the provisions of this paragraph unless proved to have been first conceived and made following such termination.

          (d) COVENANTS NOT TO COMPETE OR INTERFERE. For a period ending on the later of (i) twelve months from and after the date of termination of an Executive Stockholder's employment by the Company or (ii) the end of the Salary Continuation Period described in paragraph 5(b)(iii), except in either case for a termination of employment pursuant to paragraph 5(a)(i) or 5(a)(iii) or a voluntary termination by the Executive Stockholder following any change in control of the Company or the sale or transfer of the Company to, or the merger of the Company with or into, a party not controlled by, or under common control of Warburg, the Executive Stockholder shall not engage in any business (whether as an officer, director, owner, stockholder, partner or other direct or indirect participant) which is engaged in the development or marketing of software or systems of the type then being sold by, installed by, or under development by, the Company or its subsidiaries as of the date of such termination of employment, including without limitation maintenance planning and control systems, in any geographic area where the Company or such subsidiaries are then so marketing such products, nor shall the Executive Stockholder interfere with, disrupt or attempt to disrupt the relationship, contractual or otherwise, between the Company and any customer, supplier, lessor, lessee or employee of the Company. The Executive Stockholder hereby acknowledges having been advised that

Warburg has made a substantial investment in the Company in part in reliance upon the Executive Stockholder's willingness to enter into the foregoing covenant.

          (e) INJUNCTIVE RELIEF. If there is a breach or threatened breach of the provisions of paragraphs (b), (c) or (d) of this Section 3, the Company shall be entitled to an injunction restraining the Executive Stockholder from such breach. Nothing herein shall be construed as prohibiting the Company from pursuing any other remedies for such breach or threatened breach.

4.   EXECUTIVE STOCKHOLDER COMPENSATION

          (a) BASE SALARY AND FRINGE BENEFITS. For all services rendered by the Executive Stockholder to the Company (and any subsidiary of the Company which may hereafter be established), the Company shall pay the Executive Stockholder a salary at the rate set by the Compensation Committee (the "Base Salary"), and payable (after deduction of applicable payroll taxes) in equal semi-monthly installments on the 1st and 16th day of each month or on the preceding business day if such day is a Saturday, Sunday or holiday. The Executive Stockholder shall also be eligible for and participate in such fringe benefits as shall be generally provided to executives of the Company, including (but not limited to) the following: medical insurance and other welfare benefit programs; incentive savings and retirement programs which may be adopted from time to time by the Company; stock option plans; and club memberships. The Executive Stockholder shall be entitled to paid vacation consistent with existing Company policy. The Company shall continue to maintain existing disability and "split-dollar" insurance agreements with respect to the Executive Stockholder on terms no less favorable to the Executive Stockholder than now existing.

          (b) BONUS DETERMINATIONS AND SALARY REVIEW. The Compensation Committee of the Company has established a bonus program for the officers and senior executives of the Company and has set forth such criteria for the grant of bonuses under such program, subject to change, as it shall deem appropriate from time to time. Such bonuses may include an allocation of Company stock options. The Executive Stockholder shall participate in such program. The Compensation Committee shall review the Executive Stockholder's compensation at least once a year and award such bonuses under such program and effect such increases in the Base Salary as the Compensation Committee, in its sole discretion, determines are merited, based upon the Executive Stockholder's performance and consistent with the Company's compensation policies.


5.   COMPANY TERMINATION RIGHTS AND OBLIGATIONS

          (a) TERMINATION OF EMPLOYMENT. The Company, by action of a majority of the Board of Directors, may at its election, subject to paragraph 5(b) below, terminate the employment of the Executive Stockholder and relieve him of his office or offices with the Company as follows:

               (i) Upon 30 days notice if the Executive Stockholder becomes physically or mentally incapacitated or is injured so that he is unable to perform the services required of him hereunder and such inability to perform continues for a period in excess of six months and is continuing at the time of such notice; or

                (ii) For "Cause" upon notice of such termination to the Executive Stockholder. For purposes of this Agreement, the Company shall have "Cause" to terminate its obligations hereunder upon (A) the determination by a majority of the Board of Directors of the Company that the Executive Stockholder has ceased to perform his duties to the Company (other than as a result of his incapacity due to physical or mental illness or injury), which cessation amounts to an intentional and extended neglect of his duties to the Company, (B) the commission by the Executive Stockholder of an act of fraud or embezzlement against the Company or the Board's determination that the Executive Stockholder has willfully taken action injurious to the business or prospects of the Company, (C) the Executive Stockholder's having been convicted of a felony involving moral turpitude, or (D) the Board's determination that the Executive Stockholder has materially breached any of the material covenants or agreements of the Executive Stockholder contained in this Agreement; or

               (iii) Without Cause upon 30 days notice of such termination to the Executive Stockholder; or

               (iv)   Upon the death of the Executive Stockholder.

Neither the Executive Stockholder nor any of his nominees to the Board of Directors may participate in the voting by the Board where such vote relates to the termination of employment of the Executive Stockholder.

          Upon any termination of the Executive Stockholder's employment with the Company, the Executive Stockholder shall immediately resign from the Board of Directors.

          (b)  CONSEQUENCES OF EMPLOYMENT TERMINATION.

               (i) If the employment of the Executive Stockholder is terminated pursuant to paragraph 5(a)(i) above, the Executive Stockholder shall receive disability pay from the date of such termination until age 65 at the rate of 50% of the Base Salary or any higher rate provided by any policies held at the time by the Company, reduced by applicable payroll taxes and further reduced by the amount received by the Executive Stockholder during such period under any Company-maintained disability insurance policy or plan or under Social Security or similar laws. Such disability payments shall be paid periodically to the Executive Stockholder as provided in paragraph 4(a) for the payment of Base Salary.

               (ii) If the employment of the Executive Stockholder is terminated pursuant to paragraph 5(a)(ii) or 5(a)(iv) above, the Executive Stockholder shall receive no salary continuation pay or severance pay.

               (iii) If the employment of the Executive Stockholder is terminated pursuant to paragraph 5(a)(iii) above under circumstances other than those described in paragraph 5(f) hereof (a termination under such circumstances to be governed by such paragraph 5(f)), the Executive Stockholder shall, receive salary continuation pay from the date of such termination for a period of twelve months (the "Salary Continuation Period") equal to his Base Salary. Such salary continuation payments (less applicable payroll taxes) shall be paid periodically to the Executive Stockholder as provided in paragraph 4(a) for the payment of the Base Salary.

          (c) NO DUTY TO MITIGATE. During the Salary Continuation Period, the Executive Stockholder shall be under no obligation to mitigate the costs to the Company of the salary continuation payments, and, provided that the Executive Stockholder is not in breach of his obligations under paragraph 3(d) hereof, no compensation that the Executive Stockholder may receive from another employer during the Salary Continuation Period shall be offset against amounts owed to the Executive Stockholder hereunder.

          (d) DEATH OF THE EXECUTIVE STOCKHOLDER. If the Executive Stockholder should die during the term of this Agreement, the Company shall purchase, and the estate of the Executive Stockholder shall sell to the Company, at a price equal to the then Current Repurchase Price, such number of shares of the Company's Stock owned by the deceased Executive Stockholder as shall result from dividing the aggregate insurance proceeds from the term life insurance policy maintained by the Company on the life of the Executive Stockholder (as described in subparagraph (e) below) by the then Current Repurchase Price. The "Current Repurchase Price" shall initially be $7.615 per share of Stock, which price shall be subject to annual review by action of a majority of the Board of Directors based upon their best judgment as to the then fair market value of a share of Stock, PROVIDED that the Current Repurchase Price shall not be reduced below $4.50 per share and PROVIDED, FURTHER that in the absence of an agreement as to the establishment of a new Current Repurchase Price, the prior price shall continue in effect. Such review shall occur at the first meeting of the Board of Directors occurring after each successive anniversary of the date of this Agreement.

          (e) LIFE INSURANCE. The Company shall obtain term life insurance on the life of the Executive Stockholder in an amount equal to $625,000. The Company shall be the sole owner and sole beneficiary of such policies and may apply any dividends on such policies toward the payment of premiums. The Executive Stockholder shall cooperate fully with the issuer of such policies, including submitting to such periodic physical examinations and furnishing such information as may be required, and shall comply with all such other requirements of the issuer which are necessary conditions precedent to the issuance of such life insurance policies.

6.   STOCK RIGHTS

          (a) SUBSCRIPTION RIGHT. If at any time after the date hereof and prior to the effective date of the registration statement covering the Company's initial public offering, the Company proposes to issue equity securities of any kind (the term "equity securities" shall include for these purposes any warrants, options or other rights to acquire equity securities and debt securities convertible into equity securities) of the Company (other than the issuance of securities (x) upon the Reclassification or pursuant to the conversion of the New Preferred Stock, (y) pursuant to the acquisition of another corporation by the Company by merger, purchase of substantially all of the assets or other form of reorganization, or (z) pursuant to an employee stock option plan, stock bonus plan, stock purchase plan or other management equity program), then, as to each Stockholder who then holds in excess of five percent (5%) of the then outstanding shares of Common Stock, the Company shall:

               (i) give written notice setting forth in reasonable detail (1) the designation and all of the terms and provisions of the securities proposed to be issued (the "Proposed Securities"), including, where applicable, the voting powers, preferences and relative participating, optional or other special rights, and the qualification, limitations or restrictions thereof and interest rate and maturity; (2) the price and other terms of the proposed sale of such securities; (3) the amount of such securities proposed to be issued; and (4) such other information as the Stockholder may reasonably request in order to evaluate the proposed issuance; and

               (ii) offer to issue to each such Stockholder a portion of the Proposed Securities equal to a percentage determined by dividing (x) the number of shares of Common Stock held by such Stockholder and issuable to such Stockholder, assuming conversion in full of any convertible securities then held by such Stockholder, by (y) the total number of shares of Common Stock then outstanding, including for purposes of this calculation all shares of Common Stock issuable upon conversion in full of any then outstanding convertible securities.

          Each such Stockholder must exercise his or its purchase rights hereunder within ten (10) days after receipt of such notice from the Company. If all of the Proposed Securities offered to such Stockholders are not fully subscribed by such Stockholders, the remaining Proposed Securities will be reoffered to the Stockholders purchasing their full allotment upon the terms set forth in this paragraph, until all such Proposed Securities are fully subscribed for or until all such Stockholders have subscribed for all such Proposed Securities which they desire to purchase, except that such Stockholders must exercise their purchase rights within five days after receipt of all such reoffers. To the extent that the Company offers two or more securities in units, Stockholders must purchase such units as a whole and will not be given the opportunity to purchase only one of the securities making up such unit.

          Upon the expiration of the offering periods described above, the Company will be free to sell such Proposed Securities that the Stockholders have not elected to purchase during the ninety (90) days following such expiration on terms and conditions no more favorable to the purchasers thereof than those offered to such holders. Any Proposed Securities offered or sold by the Company after such 90 day period must be reoffered to the Stockholders pursuant to this Section.

          The election by a Stockholder not to exercise his or its subscription rights under this paragraph in any one instance shall not affect his or its right (other than in respect of a reduction in his or its percentage holdings) as to any subsequent proposed issuance. Any sale of such securities by the Company without first giving the Stockholders the rights described in this Section shall be void and of no force and effect.

          (b) TAG ALONG RIGHT. If Warburg shall elect to cause the transfer of more than twenty percent (20%) of the capital stock of the Company which it then holds (measured in terms of aggregate numbers of shares) in a transaction or series of related transactions (other than the Reclassification, the issuance of shares of capital stock upon conversion of the New Preferred Stock or a transfer to one or more of its Affiliates) pursuant to a bona fide offer from a third party (the "Buyer") who does not desire to purchase all of the shares of Preferred Stock and Common Stock then held by the Executive Stockholder, whether pursuant to one transaction or a series of related transactions, Warburg shall notify the Executive Stockholder, in writing, of such offer and its terms and conditions. The Executive Stockholder shall have the right, exercisable by notice to Warburg given within 10 days of receipt of the terms and conditions of the offer, to sell to the Buyer, in lieu of the sale to the Buyer by Warburg only, on the same terms and conditions as the shares being sold by Warburg, that number of shares of Preferred Stock and/or Common Stock which represents the same percentage of the Executive Stockholder's shares of Preferred Stock and/or Common Stock as the percentage of shares of Preferred Stock and/or Common Stock that Warburg would otherwise have sold to the Buyer but for the operation of the provisions of this paragraph. The election by the Executive Stockholder not to exercise his rights under this paragraph in any one instance shall not affect his right as to any subsequent proposed sale.

          The foregoing right shall terminate upon the effective date of the registration statement covering the Company's initial public offering.

          (c) CONVERSION FOR PURPOSE OF CALCULATION. For purposes of this paragraph 6, any Stockholder, including without limitation Warburg, holding both Common Stock and/or Preferred Stock shall be deemed to own the number of shares of Common Stock which he or it would hold assuming full conversion of all Preferred Stock held. Similarly all calculations of sale percentages shall be made for purpose of this paragraph 6 on an as converted basis.

7.   TERM OF AGREEMENT

          This Agreement shall continue as to each party to this Agreement for as long as any such party owns stock of the Company.

8.   MISCELLANEOUS.

          (a) NOTICES. All notices, request, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given as delivered personally, sent by courier or mailed, registered mail, return receipt requested:

               (i)   To Warburg:

                     Warburg, Pincus Investors, L.P.
                     466 Lexington Avenue
                     New York, New York 10017
                     Attention: Mr. Joseph P. Landy

               (ii)  To the Executive Stockholder:

                     John W. Blend, III
                     c/o The System Works, Inc.
                     3301 Windy Ridge Parkway
                     Marietta, Georgia 30067

               (iii) To the Company:

                     The System Works
                     3301 Windy Ridge Park
                     Marietta, Georgia  30067
                     Attention: Chief Executive Officer

                     Copy to:

                     Robert W. Grout, Esq.
                     Troutman Sanders
                     600 Peachtree Street, N.E.
                     Atlanta, Georgia 30308

               (iv)  To the Withdrawing Stockholder:

                     David P. Welden
                     c/o The System Works, Inc.
                     3301 Windy Ridge Parkway
                     Marietta, Georgia 30067

                     Copy to:

                     Allison Wade, Esq.
                     Booth, Wade & Campbell
                     3100 Cumberland Circle
                     Suite 1500
                     Atlanta, Georgia 30339

          (b) ASSIGNMENT. This Agreement shall not be assignable by any party hereto.

          (c) SURVIVAL. Except as otherwise provided herein, this Agreement and the obligations of the parties created hereunder shall survive any termination of employment or disability of the Executive Stockholder.

          (d) ENTIRE AGREEMENT; MODIFICATION. This Agreement contains the entire agreement between the parties hereto with respect to the subject matters covered hereby and supersedes any prior agreements between the Company and the Executive Stockholder relating to his compensation, severance benefits or the terms under which he is employed by the Company. If and to the extent that any provisions of the Certificate of Incorporation or By-laws of the Company shall be inconsistent with any provision of this Agreement, the provisions of this Agreement shall prevail. This Agreement shall not be modified or amended except by an instrument in, writing signed by or on behalf of each of the parties hereto.

          (e) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Georgia.

          (f) COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Any telecopy of a party's signature shall constitute an original signature for purposes of this Agreement.

          (g) PARAGRAPH HEADINGS. The paragraph headings in this Agreement are for convenience of reference only and shall not be deemed to alter or affect any provisions hereof. Reference to numbered sections, paragraphs and subparagraphs and lettered exhibits refer to sections, paragraphs and subparagraphs of this Agreement and exhibits annexed hereto.

          IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.


THE SYSTEM WORKS, INC.             WARBURG, PINCUS INVESTORS, L.P.

                                   By:  Warburg, Pincus & Co.,
                                        its General Partner

By /s/ John W. Blend               By /s/ Joseph P. Landy
  ----------------------------       ------------------------------
                                     Joseph P. Landy, Partner


                                   EXECUTIVE STOCKHOLDER:

                                   /s/ John W. Blend, III
                                   ----------------------------------------
                                   John W. Blend, III



                                   WITHDRAWING STOCKHOLDER:

                                   /s/ David P. Welden
                                   ----------------------------------------
                                   David P. Welden

                                    EXHIBIT A

                              ARTICLES OF AMENDMENT


                                      -13-